Exhibit 10.6

EXECUTION COPY

CHENIERE CCH HOLDCO II, LLC

11.0% Senior Secured Notes Due 2025

Registration Rights Agreement

May 13, 2015

Ladies and Gentlemen:

Cheniere CCH HoldCo II, LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell (the “Initial Placement”) to the Purchasers (defined below), convertible senior secured promissory notes (the “Notes”), upon the terms set forth in the Amended and Restated Note Purchase Agreement, among the Issuer, Cheniere Energy, Inc., a Delaware corporation (the “Company”), solely for purposes of acknowledging and agreeing to Section 9 thereof, EIG Management Company, LLC, a Delaware limited liability company, as administrative agent for the holders of the Notes (“Agent”), the note purchasers party thereto (the “Purchasers”), and The Bank of New York Mellon, as collateral agent for the holders of the Notes, dated as of March 1, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Note Purchase Agreement”). In certain circumstances as set forth in the Amended and Restated Note Purchase Agreement, upon an exchange of Notes, the Issuer will be required to deliver shares of common stock of the Company, par value $0.003 per share (the “Company Common Stock”). To induce the Purchasers to enter into the Amended and Restated Note Purchase Agreement, the Company has agreed to enter into this registration rights agreement (this “Agreement”) by and among the Issuer, the Company and the Agent on behalf of the holders of the Notes, whereby the Company agrees with you for your benefit and the benefit of the holders from time to time of the Notes and the Registrable Securities (defined below) (including the Purchasers) (each, a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. Capitalized terms used but not defined herein shall have their respective meanings set forth in the Amended and Restated Note Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act.

“Agent” shall have the meaning set forth in the preamble hereto.

“Amended and Restated Note Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Automatic Shelf Registration Statement” shall mean a Shelf Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D for Form S-3.

“Blackout Periods” shall mean the periods beginning on the close of market on the first Trading Day in each quarter and ending 48 hours after the Company files its Form 10-K for the prior fiscal year, if such Blackout Period began on the first Trading Day of the first quarter, or Form 10-Q for the previous quarter, if such Blackout Period began on the first Trading Day of any other quarter.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall have the meaning set forth in the preamble hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Control” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Deferral Period” shall have the meaning set forth in Section 5(j) hereof.

“Demand” shall have the meaning set forth in Section 3 hereof.

“FINRA Rules” shall mean the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority.

“Holder” shall have the meaning set forth in the preamble hereto.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Issuer” shall have the meaning set forth in the preamble hereto.

“Issuer Initiated Conversion” shall mean any exchange of Notes pursuant to Section 9.1A of the Amended and Restated Note Purchase Agreement.

“Losses” shall have the meaning set forth in Section 10(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the Registrable Securities (including, for the avoidance of doubt, both shares of the Company Common Stock that have been delivered prior to such date that on such date are Registrable Securities as well as shares of the Company Common Stock that would have been deliverable to the Holders of Notes if such Notes were to be exchanged on such date as a result of an Issuer Initiated Conversion).

“Managing Underwriters” shall mean the investment bank or investment banks and manager or managers that administer an underwritten offering, if any, conducted pursuant to this Agreement.

“Note Holder Initiated Conversion” shall mean any exchange of Notes pursuant to Section 9.5A of the Amended and Restated Note Purchase Agreement.

“Notes” shall have the meaning set forth in the preamble hereto.

“Notice Holder” shall mean, on any date, any Holder that has delivered a Demand to the Company on or prior to such date.

“Piggyback Registration Statement” shall have the meaning set forth in Section 6 hereof.

“Prospectus” shall mean a prospectus included in a Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchasers” shall have the meaning set forth in the preamble hereto.

“Registrable Securities” shall mean shares of Company Common Stock that have been delivered by the Issuer upon exchange of the Notes pursuant to the Amended and Restated Note Purchase Agreement or that are deliverable pursuant to an Issuer Initiated Conversion or a Note Holder Initiated Conversion in respect of which the applicable conversion notice has been delivered in accordance with the terms of the Amended and Restated Note Purchase Agreement (including, for the avoidance of doubt, additional shares distributed on such shares as a result of a stock dividend, stock split or a similar corporate event), other than such shares of Company Common Stock that have (i) been registered under the Shelf Registration Statement and disposed of in accordance therewith, (ii) are eligible to be sold pursuant to Rule 144(b)(1) without being subject to amount, time or manner of sale limitations under Rule 144, (iii) previously been disposed of pursuant to Rule 144 or (iv) ceased to be outstanding.

“Registration Statement” shall mean a registration statement of the Company filed with the Commission under the Act (including a Shelf Registration Statement and a Piggyback Registration Statement) that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Rule 144” shall mean Rule 144 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Rule 405” shall mean Rule 405 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Rule 415” shall mean Rule 415 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Shelf Registration Period” shall have the meaning set forth in Section 5(a) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company which covers some or all of the Registrable Securities on an appropriate form under Rule 415 and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. References to “Shelf Registration Statement” shall be deemed to mean “Automatic Shelf Registration Statement” if, at the time of its filing, the Company is eligible to file an Automatic Shelf Registration Statement.

“Underwriter” shall mean any underwriter of Registrable Securities in connection with an offering thereof under the Shelf Registration Statement.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405.

2. Issuer Initiated Conversion Shelf Registration. With respect to any Issuer Initiated Conversion, the Company shall file with the Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities deliverable upon such Issuer Initiated Conversion, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415, and shall cause such Shelf Registration Statement to become effective on or prior to the Trading Day that the relevant Issuer Initiated Conversion Notice is delivered. In connection with an Issuer Initiated Conversion, the Company shall (i) within three Business Days of such Issuer Initiated Conversion Notice comply with the provisions of Section 3(ii) below with respect to such Shelf Registration Statement, and (ii) within three Business Days of the request of the Holders of Registrable Securities delivered or deliverable pursuant to such Issuer Initiated Conversion, take all other steps required to be taken by the Company pursuant to this Agreement in order to enable an underwritten offering for cash of not less than $100,000,000 of Registrable Securities in accordance with the terms hereof, including the entry by the Company into an underwriting agreement in accordance with Section 4(c) hereof and compliance by the Company with other underwritten offering related procedures in accordance with Section 5(m) hereof; provided that if the Company has not satisfied the requirements of this sentence on or prior to 5:00 p.m. (New York time) on the third Business Day following the delivery of the Issuer Initiated Conversion Notice, then Agent shall have the option to require the Company to rescind its Issuer Initiated Conversion Notice and to revoke any related Demand or request to effect an underwritten offering and if, notwithstanding the failure to satisfy the requirements set forth in the preceding sentence by 5:00 pm (New York time) on the third Business Day following the delivery of an Issuer Initiated Conversion Notice, Agent does not require Issuer to rescind its Issuer Initiated Conversion Notice, the Company shall continue to work in good faith to satisfy the requirements of this sentence as soon as possible thereafter; provided, further, that the Company shall not be required to effect more than a total of three underwritten offerings pursuant to this Section 2 and Section 4(a) in any calendar year.

3. Demand Registration. At any time following the six-month anniversary of the Eligible Conversion Date for the Initial Closing Date Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Initial Closing Date Notes), the Eligible Conversion Date for the Initial Second Phase Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Initial Second Phase Notes) or the Eligible Conversion Date for the Additional Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Additional Notes), a Holder of Registrable Securities, or Holders of Registrable Securities, may deliver a written request to the Company in accordance with Section 16 hereof (a “Demand”), including in connection with a Note Holder Initiated Conversion, that the Company file a Registration Statement with respect to the Registrable Securities under the Act or maintain the effectiveness of an existing effective Shelf Registration Statement then on file and effective. Such Demand shall specify the number of Registrable Securities such Notice Holder intends to include in such registration (if the Conversion Price can be determined at such time) and the methods by which such Notice Holder intends to sell or dispose of such Registrable Securities. As soon as reasonably practicable after receipt of such Demand, the Company shall (i) either confirm to such Notice Holder that an existing Shelf Registration Statement covering the Registrable Securities is filed and effective or it shall file and, as soon as practicable, cause a new Shelf Registration Statement covering the Registrable Securities to be declared effective by the Commission; (ii) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if permitted or required by applicable law, file a supplement to the Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Demand is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (provided that the Company shall not be required to file more than one supplement or post-effective amendment in any 90-day period in accordance with this Section 3) and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (iii) provide such Holder, upon request, copies of any documents filed pursuant to Section 3 hereof; and (iv) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 3 hereof; provided that if such Demand is delivered during a Blackout Period or a Deferral Period, the Company shall so inform the Holder delivering such Demand and shall take the actions set forth in clauses (ii), (iii) and (iv) above upon expiration of the Blackout Period or the expiration of the Deferral Period in accordance with Section 5(j) hereof. Any Holder that becomes a Notice Holder pursuant to the provisions of this Section 3 (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) shall be named as a selling securityholder in the Shelf Registration Statement or Prospectus in accordance with the requirements of this Section 3.

4. Underwritten Offerings.

(a) If the Notes are exchanged pursuant to a Note Holder Initiated Conversion and participating Note Holder(s) (and/or Agent acting on their behalf) deliver a notice to the Company to request to effect an underwritten offering for cash of not less than $100,000,000 of Registrable Securities deliverable upon such Note Holder Initiated Conversion, then the Company shall ensure that (x) an effective Shelf Registration Statement covering such Registrable Securities is available to the requesting Holder(s) as soon as practicable following the date of such notice, and (y) all other steps required to be taken by the Company pursuant to this Agreement in order to enable such an underwritten offering of Registrable Securities are taken in accordance with the terms hereof, including the entry by the Company into an underwriting agreement in accordance with Section 4(c) hereof and compliance by the Company with other underwritten offering related procedures in accordance with Section 5(m) hereof, in each case not later than the fifth Scheduled Trading Day following the date of such request, unless the Company reasonably establishes, before such fifth Scheduled Trading Day, that for valid reason(s) outside of the Company’s control, a certain condition or conditions are unable to be satisfied by the fifth Scheduled Trading Day following the date of such request, but that such condition or conditions are reasonably likely to be satisfied not later than the tenth Scheduled Trading Day following the date of such request (and that the Company continues to use its best efforts to cause such condition or conditions to be so satisfied), in which case the Company’s obligations to comply with this Section 4 and, if the applicable Note Holder Initiated Conversion has not then been consummated, to deliver shares in accordance with Section 9.9 of the Amended and Restated Note Purchase Agreement may be deferred until such time not later than the tenth Scheduled Trading Day following the date of such request and any related Demand under Section 3 hereof; provided that, if the Note Holder Initiated Conversion has not then been consummated, and if the Company is unable to satisfy all such conditions by the tenth Scheduled Trading Day following the date of such notice, then the requesting Holder(s) will be entitled to revoke the conversion notice previously delivered pursuant to Section 9.5A of the Amended and Restated Note Purchase Agreement and to revoke the request under this Section 4 and any related Demand under Section 3 hereof; provided, further, that the Company shall not be required to effect more than a total of three underwritten offerings in any calendar year pursuant to Section 2 and this Section 4(a).

(b) If the Managing Underwriter advises the Holders of Registrable Securities that in its opinion marketing factors require a limitation of the amount of Registrable Securities to be sold in an underwritten offering because the amount of securities proposed to be sold is likely to have a material adverse effect on the price, timing or the distribution of securities to be offered, then the amount of Registrable Securities offered in such an underwritten offering shall be reduced pro rata as among the Holders of Registrable Securities so proposed to be offered. For the avoidance of doubt, to the extent a proposed underwritten offering, subject to Section 4, includes any securities other than the Registrable Securities (whether securities proposed to be offered by the Company in a primary offering or securities being offered by Persons other than the holders of Registrable Securities), such other securities shall be excluded from the offering entirely before the number of Registrable Securities is reduced pro rata among the Holders. Furthermore, the parties agree and acknowledge that offering securities at a discount customary for offerings of a similar size to the recent market price may not be deemed to represent “a material adverse effect on the price, timing or the distribution of securities to be offered.”

(c) If requested by a Holder of Registrable Securities in accordance with Section 2 or Section 4(a), the Company shall enter into a customary underwriting agreement with customary indemnification and contribution provisions and procedures. Underwritten offerings requested pursuant to this Agreement shall not be fully marketed offerings, neither the Company nor the Issuer shall be required to participate in any “road show” in connection with any such underwritten offerings, and neither the Company nor any of its officers or directors shall be required to enter into any lock up or similar arrangement under or in connection with any such underwriting agreement.

(d) If any Registrable Securities are to be sold in an underwritten offering, except as set forth in Section 6, the Managing Underwriters shall be selected by the Majority Holders holding Registrable Securities the subject of such underwritten offering, who have demanded such an underwritten offering, and in consultation with the Company; provided that such consultations shall not exceed 24 hours.

(e) No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person: (i) agrees to sell such person’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities (such indemnities to be limited to liability arising from the information provided by the Holder, in writing, for use in the Prospectus), underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

5. Registration Procedures. The following provisions shall apply in connection with each Shelf Registration Statement:

(a) The Company shall use its commercially reasonable efforts to keep each Shelf Registration Statement continuously effective, supplemented and amended (subject to the Blackout Periods and Deferral Periods), as required by the Act, in order to permit each Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the relevant Shelf Registration Statement becomes effective or is declared effective by the Commission, as the case may be, to and including the date upon which there are no Registrable Securities outstanding.

(b) The Company shall cause each Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(c) The Company shall:

(i) furnish to Agent and each Holder and to counsel for the Holders, not less than two Business Days (or, in the case of the Shelf Registration Statement filed in connection with an Issuer Initiated Conversion, at or prior to the time of delivery of the Issuer Initiated Conversion Notice) prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus (other than amendments and supplements that do nothing more than name Notice Holders and provide information with respect thereto and other than filings by the Company under the Exchange Act) and shall consider such comments as Agent or any Holder reasonably proposes; and

(ii) include information regarding each Holder and the methods of distribution they have elected for their Registrable Securities provided to the Company, as necessary to permit such distribution by the methods specified therein, which, in the case of a Shelf Registration Statement filed in connection with an Issuer Initiated Conversion shall be based on information that may be requested from time to time by the Issuer or the Company.

(d) The Company shall advise Agent, each Holder, counsel for the Holders and any Underwriter that has provided in writing to the Company a telephone or facsimile number and address for notices, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii) - (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i) when the Shelf Registration Statement and any amendment thereto have been filed with the Commission (which notice may be included with an Issuer Initiated Conversion Notice) and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Company Common Stock included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(e) The Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(f) To the extent not available on the Commission’s website at www.sec.gov, upon request, the Company shall furnish, in electronic or physical form, to each Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, and, if a Holder so requests in writing, copies of all material incorporated therein by reference and/or all exhibits thereto (including exhibits incorporated by reference therein).

(g) During the Shelf Registration Period, the Company shall promptly deliver to Agent, each Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Registrable Securities covered by the Prospectus.

(h) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall use commercially reasonable efforts to arrange for the qualification of the Registrable Securities for sale under the laws of such U.S. jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated by this Agreement to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process or to taxation (other than de minimis fees and charges) in any jurisdiction where it is not then so subject.

(i) Subject to subsection (j) below, upon the occurrence of any event contemplated by subsections (d)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 5(j) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to subsequent purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) If the Company (x) is pursuing a material commercial arrangement, acquisition, disposition, financing, reorganization, recapitalization, litigation or similar transaction or event and determines in good faith that its ability to pursue or consummate such a transaction or resolve such an event would be materially and adversely affected by any required disclosure of such transaction or event in the Shelf Registration Statement or related Prospectus or (y) has experienced any other material non-public event, in the case of each of clauses (x) and (y), the disclosure of which at such time, in the good faith judgment of the Company’s chief financial officer, would materially and adversely affect the Company, the Company shall deliver an officers’ certificate duly executed by the Company’s chief financial officer (without disclosure of the nature or details of such transaction or event) to the Holders and counsel for the Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Holder agrees: (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives copies of the supplemented or amended Prospectus provided for in Section 5(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; and (ii) to hold such notice in confidence. Except in the case of a suspension of the availability of the Shelf Registration Statement and the Prospectus solely as the result of the filing of a post-effective amendment or supplement to the Prospectus to add additional selling securityholders therein, the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 60 days during any 180 day period or 90 days during any twelve-month period.

(k) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Act) an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(l) The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request. Promptly following the delivery of each Issuer Initiated Conversion Notice or Note Holder Initiated Conversion Notice, Agent shall provide the Company with the name and address of each Holder whose Notes will be converted pursuant to such Issuer Initiated Conversion Notice or Note Holder Initiated Conversion Notice, as applicable, and the number of shares of Company Common Stock to be acquired by such Holder pursuant to such Issuer Initiated Conversion Notice or Note Holder Initiated Conversion Notice, as applicable.

(m) Subject to Section 4 hereof, for persons who are or may be “underwriters” with respect to the Registrable Securities delivered upon exchange of the Notes within the meaning of the Act and who make appropriate requests for information to be used solely for the purpose of taking reasonable steps to establish a due diligence or similar defense in connection with the proposed sale of such Registrable Securities pursuant to the Shelf Registration, the Company shall:

(i) (A) make reasonably available upon reasonable notice and during normal business hours for inspection by the Holders of Registrable Securities, any Underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries, as shall be reasonably necessary to enable them to establish a due diligence or similar defense; and (B) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations, subject to customary confidentiality undertakings, including, in the case of any Holder of Registrable Securities, the provisions with respect to confidential information set forth in the Amended and Restated Note Purchase Agreement;

(ii) make such representations and warranties to the Holders of Registrable Securities registered thereunder and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings;

(iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters, if any) addressed to each selling Holder of Registrable Securities and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings (including a customary negative assurance opinion);

(iv) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of Registrable Securities and the Underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted by, Statement on Auditing Standards No. 72; and

(v) deliver such documents and certificates as may be reasonably requested by Agent, the Majority Holders or the Underwriters, if any, including those to evidence compliance with Section 5(i) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(n) In the event that any Broker-Dealer shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or “participate in an offering” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall, upon the reasonable request of such Broker-Dealer, comply with any such reasonable request of such Broker-Dealer in complying with the FINRA Rules.

(o) With respect to each share of Company Common Stock delivered pursuant to the Amended and Restated Note Purchase Agreement: (i) each of the Company and Issuer acknowledges to, and agrees with, the Holder of the relevant exchanged Note that such share will be delivered free of restrictive legends; provided that any instruction to the transfer agent for the Company Common Stock that such shares of Company Common Stock are “restricted securities” within the meaning of Rule 144(a) of the Securities Act shall not be deemed to breach this Section 5(o); provided, further, that upon a sale pursuant to the Registration Statement, such shares will be delivered free of any such legend, registered in the name of The Depository Trust Company’s nominee, maintained in the form of book entries on the books of The Depository Trust Company and allowed to be settled through The Depository Trust Company’s regular book-entry settlement services and (ii) the Holder of the relevant exchanged Note acknowledges and agrees that such share of Company Common Stock may be a “restricted security” within the meaning of Rule 144(a) and that such share will not be sold except in a transaction registered under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act.

6. Piggyback Rights. If the Company at any time after the Eligible Conversion Date for the Initial Closing Date Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Initial Closing Date Notes), the Eligible Conversion Date for the Initial Second Phase Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Initial Second Phase Notes) or the Eligible Conversion Date for the Additional Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Additional Notes) proposes to register Company Common Stock under the Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes) in connection with a then currently proposed primary offering for cash and the form of registration statement to be used may be used for the registration of Registrable Securities (any such registration statement used in connection with any such offering, a “Piggyback Registration Statement”), it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this agreement. Upon the written request of any such Holder made within ten (10) days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder, which number of Registrable Securities, for the avoidance of doubt, may include shares of Registrable Securities delivered upon an exchange that occurs after delivery of the notice by the Company), the Company will, as expeditiously as reasonably practicable, use its commercially reasonable efforts to include in such registration under the Act all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses contemplated pursuant to Section 9 in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 6 involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. If, in connection with a proposed registration of Registrable Securities under this Section 6, the

Managing Underwriter of the Company’s offering of Company Common Stock advised the Company that in its reasonable opinion the number of securities requested to be included in the registered offering exceeds the number which can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such registered offering on a pro rata basis among the requesting Holders of Registrable Securities only such number of Registrable Securities under this Section 6 that in the reasonable opinion of such Managing Underwriter can be sold without so adversely affecting the marketability of the registered offering. For the avoidance of doubt, the Company’s obligation under this Section 6 to offer to the Holders the right to participate in an offering initiated by the Company shall be in addition to, not in lieu of, the Company’s obligations under Sections 2, 3 and 4 hereof to effect an underwritten offering for cash at Holders’ demand and in accordance with the time limitations specified therein. The parties hereto acknowledge and agree that, to the extent an underwritten offering for cash has been requested by any Holders of Registrable Securities in connection with an Issuer Initiated Conversion or the Noteholder Initiated Conversion, such an offering will take precedence in accordance with Section 4(b) hereof over any primary offering by the Company or any secondary offering by any other security holders, unless, in the case of a Note Holder Initiated Conversion only, the Company has provided Holders with notice under this Section 6 prior to the Holders’ providing the Company with notice requesting an underwritten offering.

7. Derivatives. Notwithstanding anything to the contrary herein, the Company acknowledges that the transactions intended to be covered by the registration obligations in this Agreement with respect to Registrable Securities include, without limitation, sales of Registrable Securities by transferees, pledgees or other successors in interest to a Holder; sales or loans by a Holder or third parties pursuant to derivative or other transactions in connection with which Registrable Securities are to be delivered; and the sale or delivery of Registrable Securities in connection with the sale by the Holder or a third party of securities exchangeable for or convertible into Registrable Securities or upon exchange or conversion of such securities.

8. Limitations on Subsequent Registration Rights. The Company shall not enter into any agreement with any holder or prospective purchaser of any securities of the Company (including securities of the Company issuable upon conversion or exchange of securities issued by the Company or any of its affiliates) that would allow such holder or prospective purchaser to require the Company to include shares or securities in any underwritten offering for cash initiated under Sections 2, 3, or 4, if applicable, nor shall the Company include any shares or securities for its own account in any such underwritten offering, without the prior written consent of Agent (acting at the direction of the Required Note Holders).

9. Registration Expenses. Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees of the Financial Industry Regulatory Authority and fees of transfer agents and registrars, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are required to be listed hereunder. The Holders with Registrable Securities so registered shall pay all underwriting discounts and selling commissions allocable to the sale of the Registrable Securities hereunder and any other Registration Expenses required by applicable law to be paid by a selling shareholder, pro rata, on the basis of the amount of proceeds from the sale of their shares so registered and sold.

In connection with any registration, the Company will reimburse the Holders participating therein for their reasonable and documented out-of-pocket expenses (other than underwriters’ discounts and commissions), including the reasonable and documented fees and disbursements of one firm or counsel (which shall initially be Latham & Watkins, LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith.

10. Indemnification and Contribution. (a) The Company and the Issuer agree, jointly and severally, to indemnify and hold harmless each Holder of Company Common Stock covered by the Shelf Registration Statement, Agent, the directors, officers, employees, Affiliates and agents of each such Holder or Agent and each person who controls any such Holder or Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein.

The Company and the Issuer also agree, jointly and severally, to indemnify as provided in this Section 10(a) or contribute as provided in Section 10(d) hereof to Losses of each underwriter, if any, of Company Common Stock registered under the Shelf Registration Statement, its directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Agent and the selling Holders provided in this paragraph (a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(c) hereof.

(b) Each Holder of securities covered by the Shelf Registration Statement, severally and not jointly, agrees to indemnify and hold harmless the Company and the Issuer, each of the Company’s directors, each of the Company’s officers who signs the Shelf Registration Statement and each person who controls the Company or the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Issuer to each such Holder, but only with reference to written information relating to such Holder and the methods of distribution such Holder has elected for its Registrable Securities furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder in such Notice Holder’s Demand and shall be in addition to any liability that any such Notice Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified persons. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Holder be responsible, in the aggregate, for any amount in excess of the amount, if any, by which the proceeds received from the sale of its shares of Company Common Stock exceed the par value of the Notes exchanged in order to receive such shares in accordance with Section 9 of the Amended and Restated Note Purchase Agreement together with the accrued and unpaid interest thereon through the applicable Conversion Date on which such Notes were exchanged, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Issuer shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses). Benefits received by the Holders shall be deemed to be equal to the amount, if any, by which the proceeds received from the sale of its shares of Company Common Stock exceed the par value of the Notes exchanged in order to receive such shares in accordance with Section 9 of the Amended and Restated Note Purchase Agreement together with the accrued and unpaid interest thereon through the applicable Conversion Date on which such Notes were exchanged. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or the Issuer within the meaning of either the Act or the Exchange Act, each officer of the Company or the Issuer who shall have signed the Shelf Registration Statement and each director of the Company or the Issuer shall have the same rights to contribution as the Company and the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The provisions of this Section 10 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or the Issuer or any of the indemnified persons referred to in this Section 10, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

11. No Inconsistent Agreements. Neither the Company nor the Issuer has entered into, and each agrees not to enter into, any agreement with respect to its securities that conflicts with the registration rights granted to the Holders herein.

12. Rule 144A and Rule 144. So long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

13. USRPHC. Unless the Company has determined that is it is a USRPHC, upon request by any Holder in connection with the disposition of Company Common Stock, the Company agrees to provide such Holder with a duly signed certificate which certifies that the Company is not a USRPHC and the shares of Company Common Stock are not USRPI in a manner that complies with Treasury Regulation Section 1.897-2(g).

14. Listing. So long as any Registrable Securities are outstanding, the Company shall use its commercially reasonable efforts to maintain the approval of the Company Common Stock for listing on the NYSE MKT, the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market or any successor to the foregoing.

15. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that the provisions of this Section 15 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Agent and each Holder.

16. Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and shall be deemed to have been duly given or made when delivered by hand, or upon actual receipt if deposited in the mail, postage prepaid, or, in the case of notice by facsimile, when confirmation is received, or in the case of notice by electronic mail, when confirmation is received in accordance the succeeding paragraph, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its name on Schedule 12.4 to the Amended and Restated Note Purchase Agreement or to such other address as may be designated by any party in a written notice to the other parties hereto. With respect to any Person, if the address set forth opposite such Person’s name on Schedule 12.4 to the Amended and Restated Note Purchase Agreement does not include an e-mail address, any notice contemplated or required hereunder may not be provided to such Person by e-mail.

Unless Agent otherwise prescribes with respect to itself or the Holders, or the Company and Issuer otherwise prescribe with respect to themselves, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

17. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein or in the Amended and Restated Note Purchase Agreement or granted by law, will be entitled to specific performance of its rights under this Agreement. The Company and the Issuer agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

18. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or the Issuer thereto, subsequent Holders, and the indemnified persons referred to in Section 10 hereof. The Company and the Issuer hereby agree to extend the benefits of this Agreement to any Holder, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

19. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

20. Headings. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

21. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(ii) ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED, THAT TO THE EXTENT THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK DISMISS FOR LACK OF JURISDICTION OR OTHERWISE REFUSE TO HEAR ANY LEGAL ACTION OR PROCEEDING, EACH PARTY HERETO SHALL ACCEPT THE JURISDICTION OF ANY OTHER APPLICABLE COURT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ISSUER AT ITS ADDRESS REFERRED TO IN SECTION 16. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

(iii) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS OR ANY MATTER ARISING HEREUNDER.

22. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23. Company Common Stock Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of Company Common Stock is required hereunder, Company Common Stock held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

24. Immunity. To the extent that Company may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Transaction Document, to claim for itself or its property any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such Act.

[Signature Pages Follow]

Very truly yours,

Cheniere CCH HoldCo II, LLC

By:	/s/ Michael J. Wortley
Name:	Michael J. Wortley
Title:	Chief Financial Officer

Cheniere Energy, Inc.

By:	/s/ Michael J. Wortley
Name:	Michael J. Wortley
Title:	Senior Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

EIG Management Company, LLC, as Agent on behalf of the Holders

By:	/s/ Wallace Henderson
Name:	Wallace Henderson
Title:	Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

EIG Management Company, LLC, as Agent on behalf of the Holders

By:	/s/ Brian Boland
Name:	Brian Boland
Title:	Vice President